                                                                    EXHIBIT 23.7

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment
No. 1 to the Registration Statement (on Form S-8 to Form S-4) of the Walt Disney Company pertaining to the Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan, the Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan, the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, the Starwave Corporation 1997 Nonqualified Stock Option Plan, the Amended and Restated Quando, Inc. 1994 Stock Option Plan, and the Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan of our reports dated January 20, 1999 with respect to the consolidated financial statements and schedule of Infoseek Corporation included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California
November 22, 1999